PBF Logistics Announces Fourth Quarter 2021 Results and
Quarterly Cash Distribution of $0.30 per Unit

•Fourth quarter net income attributable to the limited partners of $42.3 million, or $0.67 per common unit, EBITDA attributable to PBFX of $62.7 million and Adjusted EBITDA of $60.8 million
•Full year 2021 net income attributable to the limited partners of $153.3 million, or $2.44 per common unit, EBITDA attributable to PBFX of $234.5 million and Adjusted EBITDA of $237.7 million
•Announces quarterly distribution of $0.30 per unit
•$100 million debt reduction in 2021 through repayments on the revolving credit facility

PARSIPPANY, NJ – February 10, 2022 – PBF Logistics LP (NYSE:PBFX, the “Partnership”) announced today fourth quarter 2021 net income attributable to the limited partners of $42.3 million, or $0.67 per common unit. During the fourth quarter, the Partnership generated cash from operations of $44.1 million, EBITDA attributable to PBFX of $62.7 million, Adjusted EBITDA of $60.8 million and distributable cash flow of $52.3 million. Included in reported results for the fourth quarter is a net gain of $1.9 million, or $0.03 per common unit, consisting of a gain on sale of assets, partially offset by non-cash unit-based compensation and environmental remediation costs associated with the East Coast Terminals.

For the year-ended December 31, 2021, the Partnership reported net income attributable to the limited partners of $153.3 million, or $2.44 per common unit, generated cash from operations of $187.8 million, EBITDA attributable to PBFX of $234.5 million, Adjusted EBITDA of $237.7 million and distributable cash flow of $195.8 million. Included in reported results for the year-ended December 31, 2021 are $3.2 million, or $0.05 per common unit, of non-cash unit-based compensation, environmental remediation costs associated with the East Coast Terminals and a gain on sale of assets.

As of December 31, 2021, the Partnership had approximately $430.4 million of liquidity, including approximately $33.9 million in cash and cash equivalents and access to approximately $396.5 million under its revolving credit facility. For the year-ended December 31, 2021, the outstanding balance of the revolving credit facility has been reduced by $100.0 million.

PBF Logistics GP LLC Executive Vice President Matt Lucey said, “PBF Logistics’ assets finished the year with another solid quarter of operating performance. The Partnership maintained consistent revenues through the course of the year while continuing to lower Partnership leverage by reducing our outstanding revolver balance.” Mr. Lucey continued, “Heading into 2022, we expect the Partnership’s revenues to remain stable, allowing us to maintain high distribution coverage while reducing debt and strengthening the balance sheet.”

PBF Logistics Announces Quarterly Distribution
The board of directors of PBF Logistics GP LLC, the Partnership’s general partner, declared a regular quarterly cash distribution of $0.30 per unit. The distribution is payable on March 10, 2022, to PBFX unitholders of record at the close of business on February 24, 2022.

This release is intended to be a qualified notice to nominees under Treasury Regulations Section 1.1446-4(b). All of the Partnership’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Guidance
The Partnership expects full-year 2022 revenue to be approximately $320 to $340 million. Partnership revenues reflect the lower minimum volume commitments for the Partnership’s East Coast rail facilities which took effect as of January 1, 2022. The contract extension and adjusted minimum volume commitments were originally announced in February of 2019.

Non-GAAP Financial Measures
The Partnership defines EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration. The Partnership defines EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration attributable to PBFX, which excludes results of acquisitions from affiliates of PBF Energy Company LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI Operations LLC). The Partnership defines Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. The Partnership defines distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

For additional information on the Partnership’s non-GAAP financial measures, including reconciliations to their most directly comparable financial measures calculated and presented in accordance with GAAP, refer to the supplemental information provided in “Results of Operations” and the Earnings Release Tables included herein.

Conference Call Information
The Partnership’s senior management will host a conference call and webcast regarding earnings results and other business matters on Thursday, February 10, 2022, at 11:00 a.m. ET. The call is being webcast and can be accessed at PBF Logistics’ website, http://www.pbflogistics.com. The call can also be accessed by dialing (877) 407-8029 or (201) 689-8029. The audio replay will be available approximately two hours after the end of the call and will be available through the Partnership’s website.

Forward-Looking Statements
This press release contains forward-looking statements (as that term is defined under the federal securities laws) made by the Partnership and its management. Such statements are based on current expectations, forecasts and projections, including, but not limited to, anticipated financial and operating results, plans, objectives, expectations and intentions that are not historical in nature. Forward-looking statements should not be read as a guarantee of future performance or results, and may not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking statements are based on information available at the time, and are subject to various risks and uncertainties, including risks relating to the securities markets generally, the impact of adverse market conditions impacting PBFX’s logistics and other assets and other risks inherent in PBFX’s business including but not limited to our ability to consummate potential acquisitions, the timing for the closing of any such acquisition and our plans for financing any acquisition; unforeseen liabilities associated with any potential acquisition; inability to successfully integrate acquired assets or other acquired businesses or operations; effects of existing and future laws and governmental regulations, including environmental, health and safety regulations; and various other factors. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see PBFX’s filings with the Securities and Exchange Commission. Forward-looking statements reflect information, facts and circumstances only as of the date they are made. PBFX assumes no responsibility or obligation to update forward-looking statements except as may be required by law.

PBF Logistics LP
PBF Logistics LP, headquartered in Parsippany, New Jersey, is a fee-based, growth-oriented master limited partnership formed by PBF Energy Inc. to own or lease, operate, develop and acquire crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

Results of Operations (Unaudited)

Business Developments

COVID-19

The outbreak of the coronavirus disease 2019 (“COVID-19”) pandemic negatively impacted worldwide economic and commercial activity and financial markets, as well as global demand for petroleum and petrochemical products starting in the first quarter of 2020. The continuance of the COVID-19 pandemic, and the related variants thereof, and the resulting governmental and consumer responses also resulted in significant business and operational disruptions, including business and school closures, supply chain disruptions, travel restrictions, stay-at-home orders and limitations on the availability of workforces. Such impacts resulted in revenue declines due to lower demand and throughput volumes across certain of our facilities. Demand improved in 2021 but remained below pre-pandemic levels. In response to the COVID-19 pandemic, we have taken and are continuing to take steps to mitigate potential adverse impacts on our business and operations by limiting capital expenditures, reducing discretionary activities and third-party services and lowering our quarterly distribution to our minimum quarterly distribution of $0.30 per unit. This distribution reduction, effective with the distribution for the first quarter of 2020 that was paid on June 17, 2020, represents a strategic shift to build our cash flow coverage, de-lever our business and increase our financial resources as we continue to identify potential organic growth projects or strategic acquisitions. In addition, our parent sponsor and largest customer, PBF Energy Inc. (“PBF Energy”), has endeavored to take the necessary steps to preserve liquidity and solidify its operations under the adverse market conditions caused by the COVID-19 pandemic, including reducing the amount of crude oil processed at its refineries and temporary idling of various units at certain refineries. Despite the measures we and PBF Energy have taken and the increases in demand and overall market conditions experienced in 2021, we and PBF Energy have been, and likely will continue to be, adversely impacted by the COVID-19 pandemic. We are unable to predict the ultimate outcome of the economic impact and can provide no assurance that measures taken to mitigate the impact of the COVID-19 pandemic will be effective.

Factors Affecting Comparability

The following tables present our results of operations, related operational information and reconciliations of net income and net cash provided by operating activities to our EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow (each as defined below) for the three months and years ended December 31, 2021 and 2020.

In connection with our acquisition of CPI Operations LLC (“CPI”) from Crown Point International LLC in October 2018, the purchase and sale agreement included an earn-out provision (the “CPI earn-out”) related to an existing commercial agreement (the “CPI Processing Agreement”), based on the future results of certain acquired idled assets, which recommenced operations in October 2019. In the third quarter of 2020, pursuant to the terms of the CPI Processing Agreement, the counterparty exercised its right to terminate the contract at the conclusion of the initial contract year, effective in the fourth quarter of 2020 (the “CPI Contract Termination”). As a result of the CPI Contract Termination, we recorded an impairment charge of $7.0 million in the third quarter of 2020 to write-down the related processing unit assets and customer contract intangible asset. While the counterparty and the Partnership subsequently agreed to extensions of certain of the originally contracted services under the CPI Processing Agreement, the limited nature of these services affected the comparability of our results of operations, specifically within our Storage segment, on a year-over-year basis.

On December 30, 2021, we closed on a third-party sale of real property at the East Coast Terminals. We recognized a gain of $2.8 million on the sale, which is included within Gain on sale of assets in our Consolidated Statements of Operations included within the following tables.

As a result of the factors above, the information included in the following tables is not necessarily comparable on a year-over-year basis.

Non-GAAP Financial Measures

We define EBITDA as net income (loss) before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration. We define EBITDA attributable to PBFX as net income (loss) attributable to PBFX before net interest expense (including amortization of loan fees and debt premium and accretion on discounted liabilities), income tax expense, depreciation, amortization, impairment expense and change in contingent consideration attributable to PBFX, which excludes the results of acquisitions from PBF LLC prior to the effective dates of such transactions and earnings attributable to the CPI earn-out (the portion of earnings associated with an earn-out provision related to the purchase of CPI (the “Contingent Consideration”)). We define Adjusted EBITDA as EBITDA attributable to PBFX excluding acquisition and transaction costs, non-cash unit-based compensation expense and items that meet the conditions of unusual, infrequent and/or non-recurring charges. We define distributable cash flow as EBITDA attributable to PBFX plus non-cash unit-based compensation expense, less cash interest, maintenance capital expenditures attributable to PBFX and income taxes. Distributable cash flow will not reflect changes in working capital balances. We use distributable cash flow to calculate a measure we refer to as our coverage ratio. Our coverage ratio is calculated by dividing distributable cash flow by our total distribution declared. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with U.S. generally accepted accounting principles (“GAAP”).

While EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are not presentations made in accordance with GAAP, they are supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the economic returns on various investment opportunities.

We believe that the presentation of EBITDA, EBITDA attributable to PBFX and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. We believe that the presentation of distributable cash flow provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance and it provides investors with another perspective of the operating performance of our assets and the cash our business is generating. However, EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, income from operations, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA and distributable cash flow are reconciled to their most directly comparable financial measures calculated and presented in accordance with GAAP in the Earnings Release Tables included herein.

These non-GAAP financial measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships, because they may be defined differently by other partnerships in our industry, thereby limiting their utility.

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except unit and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenue (a):
Affiliate	$77,596	$70,725	$304,100	$289,406
Third-party	11,743	18,362	51,435	70,849
Total revenue	89,339	89,087	355,535	360,255

Costs and expenses:
Operating and maintenance expenses	25,678	24,467	103,438	99,852
General and administrative expenses	4,143	5,950	18,735	18,748
Depreciation and amortization (a)	9,337	16,886	37,805	53,707
Impairment expense (a)	—	—	—	7,000
Gain on sale of assets (a)	(2,795)	—	(2,795)	—
Change in contingent consideration (a)	423	(155)	2,988	(14,390)
Total costs and expenses	36,786	47,148	160,171	164,917

Income from operations	52,553	41,939	195,364	195,338

Other expense:
Interest expense, net	(9,829)	(10,448)	(40,355)	(44,377)
Amortization of loan fees and debt premium	(421)	(432)	(1,699)	(1,741)
Accretion on discounted liabilities	(5)	(62)	(23)	(1,788)
Net income attributable to PBF Logistics LP unitholders	$42,298	$30,997	$153,287	$147,432

Net income per limited partner unit (g):
Common units - basic	$0.67	$0.50	$2.44	$2.36
Common units - diluted	0.67	0.49	2.44	2.36

Weighted-average limited partner units outstanding (g):
Common units - basic	62,890,691	62,611,899	62,810,703	62,535,964
Common units - diluted	62,968,197	62,699,661	62,906,080	62,543,700

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION
(Unaudited, amounts in thousands except barrel and per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Transportation and Terminaling Segment
Terminals
Total throughput (barrels per day (“bpd”)) (b)(d)	238,447	200,409	244,969	230,167
Lease tank capacity (average lease capacity barrels per month) (d)	1,957,334	2,555,001	2,224,084	2,396,478
Pipelines
Total throughput (bpd) (b)(d)	156,287	134,576	156,949	149,049
Lease tank capacity (average lease capacity barrels per month) (d)	1,170,656	1,110,334	1,103,331	1,136,222

Storage Segment
Storage capacity reserved (average shell capacity barrels per month) (d)	7,727,436	7,620,005	7,682,733	7,630,699
Total throughput (bpd) (b)(d)	6,307	17,757	14,140	22,958

Cash Flow Information:
Net cash provided by (used in):
Operating activities	$44,066	$45,213	$187,770	$186,642
Investing activities	5,485	(2,673)	(1,407)	(12,308)
Financing activities	(44,294)	(34,107)	(188,743)	(173,016)
Net change in cash and cash equivalents	$5,257	$8,433	$(2,380)	$1,318

Other Financial Information:
EBITDA attributable to PBFX (c)	$62,678	$55,538	$234,456	$229,995
Adjusted EBITDA (c)	$60,811	$58,551	$237,676	$237,010
Distributable cash flow (c)	$52,338	$45,507	$195,833	$181,740
Quarterly distribution declared per unit (e)	$0.30	$0.30	$1.20	$1.20
Distributions (e):
Common units	$19,009	$18,940	$76,065	$75,578
Total distributions	$19,009	$18,940	$76,065	$75,578
Coverage ratio (c)	2.75x	2.40x	2.57x	2.40x
Capital expenditures	$1,730	$2,673	$8,622	$12,308

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
KEY OPERATING AND FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	December 31, 2021	December 31, 2020
Balance Sheet Information:

Cash and cash equivalents (f)	$33,904	$36,284
Property, plant and equipment, net	787,338	820,174
Total assets	901,297	933,552
Total debt (f)	622,544	720,845
Total liabilities	652,601	766,335
Partners’ equity	248,696	167,217
Total liabilities and equity	901,297	933,552

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND DISTRIBUTABLE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net income to EBITDA and distributable cash flow (c):
Net income	$42,298	$30,997	$153,287	$147,432
Interest expense, net	9,829	10,448	40,355	44,377
Amortization of loan fees and debt premium	421	432	1,699	1,741
Accretion on discounted liabilities	5	62	23	1,788
Change in contingent consideration	423	(155)	2,988	(14,390)
Impairment expense	—	—	—	7,000
Depreciation and amortization	9,337	16,886	37,805	53,707
EBITDA	62,313	58,670	236,157	241,655
Less: Earnings attributable to the CPI earn-out	(365)	3,132	1,701	11,660
EBITDA attributable to PBFX	62,678	55,538	234,456	229,995
Non-cash unit-based compensation expense	662	1,697	5,320	4,939
Cash interest	(9,864)	(10,607)	(40,542)	(45,088)
Maintenance capital expenditures attributable to PBFX	(1,138)	(1,121)	(3,401)	(8,106)
Distributable cash flow	$52,338	$45,507	$195,833	$181,740

Reconciliation of net cash provided by operating activities to EBITDA and distributable cash flow (c):
Net cash provided by operating activities	$44,066	$45,213	$187,770	$186,642
Change in operating assets and liabilities	6,285	4,706	10,557	15,575
Interest expense, net	9,829	10,448	40,355	44,377
Gain on sale of assets	2,795	—	2,795	—
Non-cash unit-based compensation expense	(662)	(1,697)	(5,320)	(4,939)
EBITDA	62,313	58,670	236,157	241,655
Less: Earnings attributable to the CPI earn-out	(365)	3,132	1,701	11,660
EBITDA attributable to PBFX	62,678	55,538	234,456	229,995
Non-cash unit-based compensation expense	662	1,697	5,320	4,939
Cash interest	(9,864)	(10,607)	(40,542)	(45,088)
Maintenance capital expenditures attributable to PBFX	(1,138)	(1,121)	(3,401)	(8,106)
Distributable cash flow	$52,338	$45,507	$195,833	$181,740

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
RECONCILIATION OF AMOUNTS REPORTED UNDER GAAP
TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of net income to EBITDA and Adjusted EBITDA (c):
Net income	$42,298	$30,997	$153,287	$147,432
Interest expense, net	9,829	10,448	40,355	44,377
Amortization of loan fees and debt premium	421	432	1,699	1,741
Accretion on discounted liabilities	5	62	23	1,788
Change in contingent consideration	423	(155)	2,988	(14,390)
Impairment expense	—	—	—	7,000
Depreciation and amortization	9,337	16,886	37,805	53,707
EBITDA	62,313	58,670	236,157	241,655
Less: Earnings attributable to the CPI earn-out	(365)	3,132	1,701	11,660
EBITDA attributable to PBFX	62,678	55,538	234,456	229,995
Acquisition and transaction costs	—	1,266	—	1,382
Non-cash unit-based compensation expense	662	1,697	5,320	4,939
East Coast Terminals environmental remediation costs	266	50	695	694
Gain on sale of assets	(2,795)	—	(2,795)	—
Adjusted EBITDA	$60,811	$58,551	$237,676	$237,010

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION
(Unaudited, in thousands)

	Three Months Ended December 31, 2021
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$72,916	$16,423	$—	$89,339
Depreciation and amortization	7,288	2,049	—	9,337
Income (loss) from operations	50,331	6,365	(4,143)	52,553
Other expense	—	—	10,255	10,255
Capital expenditures	1,458	272	—	1,730

	Three Months Ended December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$67,079	$22,008	$—	$89,087
Depreciation and amortization	7,203	9,683	—	16,886
Income (loss) from operations	41,707	6,182	(5,950)	41,939
Other expense	—	—	10,942	10,942
Capital expenditures	1,865	808	—	2,673

	Year Ended December 31, 2021
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$284,819	$70,716	$—	$355,535
Depreciation and amortization	29,241	8,564	—	37,805
Income (loss) from operations	185,132	28,967	(18,735)	195,364
Other expense	—	—	42,077	42,077
Capital expenditures	8,048	574	—	8,622

	Year Ended December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total revenue (a)	$271,023	$89,232	$—	$360,255
Depreciation and amortization	28,308	25,399	—	53,707
Income (loss) from operations	169,264	44,822	(18,748)	195,338
Other expense	—	—	47,906	47,906
Capital expenditures	8,334	3,974	—	12,308

See Footnotes to Earnings Release Tables

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
SEGMENT FINANCIAL INFORMATION (continued)
(Unaudited, in thousands)

	Balance at December 31, 2021
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$688,005	$188,393	$24,899	$901,297

	Balance at December 31, 2020
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$715,308	$200,130	$18,114	$933,552

PBF LOGISTICS LP
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES
(Unaudited, in thousands, except per unit data)

(a)
See discussion of the factors affecting comparability noted on page 4. Our results of operations may not be comparable to the historical results of operations for the reasons described below:

Revenue - As a result of the CPI Contract Termination, effective in the fourth quarter of 2020, our revenues, specifically within our Storage segment, have decreased on a year-over-year basis.

Depreciation and amortization - Decreased on a year-over-year basis due to accelerated depreciation and amortization of certain CPI tangible and intangible assets in 2020 as a result of the CPI Contract Termination.

Impairment expense - We incurred an impairment charge to write-down the processing unit assets and customer contract intangible asset in connection with the CPI Contract Termination in 2020.

Gain on sale of assets - Increased due to a third-party sale of real property at the East Coast Terminals in the fourth quarter of 2021.

Change in contingent consideration - Increased due to the extension of certain services subject to the CPI earn-out at our East Coast storage facility during the current year, coupled with the reduction of the prior year projected future earn-out liability at the time of the CPI Contract Termination.

(b)	Calculated as the sum of the average throughput per day for each asset group for the period presented.

(c)	See “Non-GAAP Financial Measures” on page 5 for definitions of EBITDA, EBITDA attributable to PBFX, Adjusted EBITDA, distributable cash flow and coverage ratio.

(d)	Operating information reflects activity subsequent to our acquisitions, the execution of the commercial agreements with PBF Holding and the completion of certain organic growth projects.

(e)	On February 10, 2022, we announced a quarterly cash distribution of $0.30 per common unit based on the results of the fourth quarter of 2021. The distribution is payable on March 10, 2022 to PBFX unitholders of record at the close of business on February 24, 2022. The total distribution amount includes the expected distributions to be made related to fourth quarter earnings.

(f)	Management also utilizes net debt as a metric in assessing our leverage. Net debt is a non-GAAP measure calculated by subtracting cash and cash equivalents from total debt. We believe this measurement is also useful to investors since we have the ability to, and may decide to, use a portion of our cash and cash equivalents to retire or pay down our debt. This non-GAAP financial measure should not be considered in isolation or as a substitute for analysis of our debt levels as reported under GAAP. Our definition of net debt may not be comparable to similarly titled measures of other partnerships, because it may be defined differently by other partnerships in our industry, thereby limiting its utility. Our net debt as of December 31, 2021 and 2020 was $588,640 and $684,561, respectively.

(g)	We base our calculation of net income per limited partner unit on the weighted-average number of limited partner units outstanding during the period and the amount of available cash that has been, or will be, distributed to the limited partners for that reporting period.